Quantinuum Reports Second Quarter 2026 Results
Second-Quarter Revenue Grew 279% Year-Over-Year; Increased FY2026 Outlook
Demonstrated Near Five-Nines Logical Fidelity on Helios, Extending Leadership in Fault Tolerance
Announced Industry-First Partnership with Oracle to Deploy Helios as an Oracle Cloud Infrastructure (OCI) Service
Strengthened Supply Chain Through Strategic Collaboration with Major Global Electronics Manufacturer

BROOMFIELD, Colo., August 11, 2026 - Quantinuum Inc. (Nasdaq: QNT) (the “Company”), a leading quantum computing company, today announced financial results for the second quarter ended June 30, 2026.
"Our second quarter performance demonstrated strong execution against our strategy. We delivered critical R&D breakthroughs to advance our platform roadmap and enhance our competitive position, strengthened our supply chain and manufacturing capabilities, and increased our developer ecosystem engagement," said Rajeeb Hazra, President and CEO of Quantinuum. "As a result, we are seeing accelerating commercial momentum for the business, reflected in the second quarter results and the improved full-year outlook. With over $2 billion in cash, we have the capability to invest to accelerate our business plans, while maintaining a disciplined approach to capital allocation to ensure sustainable long-term growth and profitability."
Second Quarter 2026 Financial Highlights
•Completed industry’s first traditional initial public offering, raising $1.7 billion in gross proceeds
•Revenue was $8 million, +279% year-over-year, versus $2 million in the prior-year period
•GAAP gross margin was (64.4%), up 27 percentage points versus the prior-year period
•Adjusted gross margin was 62%, down 60 basis points versus the prior-year period
•GAAP net loss was $597 million, compared with a net loss of $57 million in the prior-year period
•Adjusted EBITDA loss was $68 million, compared with a loss of $43 million in the prior-year period
•GAAP net loss per share attributable to Class A common stockholders was $1.93
•Adjusted net loss per share was $0.28
•Cash & cash equivalents, and short-term investments were $2.1 billion as of June 30, 2026

Adjusted EBITDA, Adjusted Gross Margin and Adjusted net loss per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures.” For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to the Appendix tables at the end of this press release.
Second Quarter and Recent Business Highlights
Commercial Highlights
•Announced an industry-first strategic partnership with Oracle to deploy Helios on Oracle Cloud Infrastructure’s (OCI) AI data center to enable hybrid quantum-AI workloads as an OCI service. By operating on-premises within OCI’s infrastructure, Helios is anticipated to be able to integrate seamlessly with existing OCI compute, networking, storage, identity, and data services under the same governance and access controls customers already use.
•Announced strategic collaboration with HPE to establish a framework for combining quantum computing with HPC and AI environments and engage enterprise customers on hybrid quantum-classical solutions for high-value scientific and industrial use cases.

R&D Milestones
Product Technology and Supply Chain
•Demonstrated industry-leading near five-nines logical fidelity on Helios, with novel QEC code families, reinforcing Quantinuum’s leadership in fault tolerance.
•Progressing towards the launch of Sol in 2027, with Sol’s trap chip back from fabrication and advancing through product validation.
•Apollo remains on schedule for 2029, with significant progress made across key architectural subsystems through prototyping.
•Signed a new joint development agreement with a leading global electronics manufacturer to co-develop the infrastructure, systems engineering, and manufacturing capabilities required for future generations of quantum computers.
•Entered into a letter of intent with the U.S. Department of Commerce’s CHIPS R&D Office to strengthen onshore supply chains and accelerate U.S. leadership in trapped-ion quantum computing.
Ecosystem
•Accelerated Nexus adoption, with 180 organizations now using the cloud-based developer platform to build new quantum applications.
•Launched Guppy Playpond, a frictionless web-based environment set up for developers to learn writing and testing code in Guppy, to increase adoption of this next-generation quantum programming language.
•Expanded the Quantinuum Startup Partner Program with Qedma, integrating its error suppression and mitigation software into Quantinuum’s Nexus platform, giving enterprise and scientific users an additional optimization layer that can improve accuracy for large, complex workloads.
Application Research
•Invented a new parallel quantum phase-estimation algorithm for faster and more precise determination of molecular properties, with broad applications including pharmaceuticals, life-sciences, and energy.
•Demonstrated, with NVIDIA and a Fortune 100 pharma company, how AI-driven quantum simulation can potentially enhance molecular property characterization in pharmaceutical applications.
•Simulated complex magnetic materials with accuracy beyond the practical capabilities of the most advanced classical computers, with applicability to improving maglev and MRI systems.
Financial Outlook
•Establishing first formal guidance as a public company, with 2026 revenue expected to be in the range of $28 to $32 million.
Second Quarter 2026 Conference Call
Quantinuum will host a conference call at 5 PM Eastern time on Tuesday, August 11, 2026, to discuss its results for the second quarter ended June 30, 2026, and provide a business update. The call will be available live via webcast here.
An archived replay of the webcast will be made available on the Quantinuum Investor Relations website following the call and will remain available for one year.

Non-GAAP Financial Measures
To supplement Quantinuum’s condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures presented in this release: Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Loss, fully distributed, Adjusted EBITDA, and Adjusted Net Loss Per Share, fully distributed.
Adjusted Gross Profit starts with GAAP gross profit and adds back equity compensation and related employer taxes attributable to cost of revenue and depreciation and amortization attributable to cost of revenue.
Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by revenue, net.
Adjusted Net Loss, fully distributed starts with GAAP net loss on an as-converted basis, adds back GAAP income tax expense, adjusts for equity compensation and related employer taxes, costs of the initial public offering and the transition to public company reporting, the change in fair value of liability-classified warrants, and loss on disposal and write down of assets, and then applies an assumed statutory tax rate to the resulting adjusted pre-tax loss. No tax benefit is recognized in respect of losses subject to a full valuation allowance, and accordingly no tax benefit is reflected in the periods presented.
Adjusted EBITDA starts with Adjusted Net Loss, fully distributed, and further excludes interest income, net, depreciation, and amortization of acquired intangibles.
Adjusted Net Loss Per Share, fully distributed is calculated as Adjusted Net Loss, fully distributed, divided by adjusted shares, fully distributed, basic and diluted, comprising weighted-average Class A common shares outstanding and Common Units of Quantinuum Holdings.
Management believes these measures provide investors with additional information useful in evaluating the Company’s operating performance and trends across periods. Quantinuum’s results include large non-cash charges that do not reflect the cost of operating the business in the period, principally stock-based compensation recognized on completion of the Reorganization and remeasurement of liability-classified warrants. Both are driven by accounting triggers and external inputs rather than operating activity. As an early commercial-stage business, Quantinuum’s period-to-period results also are affected by the timing of individual contracts. Measures that isolate underlying operating performance from non-cash and transition items help investors assess trends across periods.
Quantinuum’s Up-C structure means that GAAP net loss attributable to Quantinuum Inc. reflects only the Class A share of the economics. Presenting adjusted results on an as-converted, fully distributed basis describes the whole economic enterprise, which is how management assesses performance and how the business is managed. Management uses these measures for internal planning and forecasting, evaluating operating performance, and preparing budgets.
These non-GAAP financial measures are supplemental and are not prepared in accordance with GAAP. They are not intended to be considered in isolation or as a substitute for the most directly comparable financial information prepared in accordance with GAAP. Quantinuum’s non-GAAP measures may differ from similarly titled measures used by other companies and, therefore, may not be comparable. Investors should review the reconciliations and should not rely on any single financial measure to evaluate the Company’s business.

Each non-GAAP financial measure is reconciled to its most directly comparable GAAP financial measure in the tables at the end of this release.
About Quantinuum
Quantinuum is a leading quantum computing company offering a full-stack platform designed to make quantum computing deployable in real-world environments. The company has commercially deployed multiple generations of trapped-ion based quantum systems built on the well-established QCCD architecture, which it has implemented with novel designs and capabilities to achieve the industry’s highest accuracy levels based on average two-qubit gate fidelity. Quantinuum has active engagements with market leaders across pharmaceuticals, material science, financial services, and government and industrial markets, as well as academic and research institutions globally.
The company has a global workforce of approximately 800 employees, including top scientists and researchers. Over 70% of its technology team holds PhDs or Master’s degrees. Quantinuum’s headquarters is in Broomfield, Colorado, with additional facilities across the United States, United Kingdom, Germany, Japan, Qatar, and Singapore.
Availability of Information on Quantinuum’s Website
Investors and others should note that Quantinuum routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Quantinuum Investor Relations website. While not all of the information that the Company posts to the Quantinuum Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Quantinuum to review the information that it shares on ir.quantinuum.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Quantinuum’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs, expectations and outlook are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negatives of these words and other similar expressions.
Factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to: our ability to develop, commercialize and achieve market acceptance of our quantum computing hardware and software products; the pace of development of the quantum computing industry and the timing of commercial quantum advantage; our ability to attract and retain customers for our quantum computing systems and quantum computing as a service offerings; the risk of technological obsolescence or the emergence of competing quantum computing approaches, including superconducting, photonic, or other modalities; our dependence on key suppliers and manufacturers of specialized components, including those necessary for our trapped-ion quantum systems; our ability to scale production of our quantum computers and related systems; our ability to protect our intellectual property and proprietary technology; the significant research and development costs inherent in developing next-generation quantum computing capabilities; our ability to attract and retain highly skilled scientists, engineers and other personnel in a competitive labor market; changes in government funding, export controls, or regulations affecting quantum technologies; uncertainty regarding the timing and extent of commercial applications; cybersecurity risks and the protection of sensitive customer data; and macroeconomic conditions, geopolitical instability and their potential effects on our business and operations. For additional information on these and other risks that could affect the Company's forward-looking statements, see the Company's risk factors discussed in its filings with the U.S. Securities and Exchange Commission, as such risk factors may be updated from time to time. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. The Company disclaims any intent or obligation to update, revise or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.
Contacts
Investor & Media Contact
Shub Mukherjee - Investor Contact - investors@quantinuum.com
Aaron Sorenson - Media Contact - press@quantinuum.com

Appendix

Condensed Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share and per share data)

Amounts may not sum due to rounding.	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue—net	7,998	2,108	13,235	21,193
Costs and expenses:
Cost of revenue	10,312	1,205	11,424	2,670
Amortization expense	4,185	2,839	8,370	5,678
Research and development expenses—net	367,292	39,667	421,951	75,440
Sales and marketing expenses	29,328	3,413	43,064	6,802
General and administrative expenses	151,907	6,071	160,603	11,569
Total costs and expenses	563,024	53,195	645,412	102,159
Loss from operations	(555,026)	(51,087)	(632,177)	(80,966)
Interest income—net	(4,719)	(999)	(9,483)	(2,343)
Loss on change in fair value of warrant liabilities	47,615	6,400	111,815	7,800
Other (income)/expense—net	(1,971)	429	(2,013)	800
Loss before taxes	(595,951)	(56,917)	(732,496)	(87,223)
Tax expense	569	—	617	183
Net loss	(596,520)	(56,917)	(733,113)	(87,406)
Less: Net loss attributable to Quantinuum (Cayman) prior to the Transactions	(110,087)	N/A	(246,680)	N/A
Less: Net loss attributable to the non-controlling interest	(421,015)	N/A	(421,015)	N/A
Net loss attributable to Quantinuum Inc.	(65,418)	N/A	(65,418)	N/A
Net loss per share attributable to Class A common stockholders—basic and diluted¹	(1.93)	N/A	(1.93)	N/A
Weighted-average shares used in computing net loss per share attributable to Class A common stockholders—basic and diluted¹	33,914,995	N/A	33,914,995	N/A

(1) Represents net loss per share of Class A common stock and weighted-average shares of Class A common stock for the period from June 5, 2026 through June 30, 2026, which is the period effective with and following the Transactions as defined in Note 1 — Description of Organization. Refer to Note 14 — Net Earnings Per Share for additional details.

Condensed Consolidated Balance Sheets (Unaudited)
(dollars in thousands)

Amounts may not sum due to rounding.	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	2,106,686	762,642
Accounts receivable	3,348	5,068
Due from related parties	532	604
Net investment in lease, current	5,773	5,773
Other current assets	32,357	27,754
Total current assets	2,148,696	801,841
Property and equipment—net	150,611	120,965
Right-of-use assets	30,911	10,000
Goodwill	769,631	784,822
Other intangible assets—net	105,105	114,282
Net investment in lease, non-current	7,216	10,102
Prepayment to related parties, non-current	14,136	—
Other assets—net	3,665	3,613
Total assets	3,229,971	1,845,625
Liabilities
Current liabilities:
Accounts payable	29,393	10,620
Due to related parties	52	1,273
Accrued liabilities	109,286	44,358
Total current liabilities	138,731	56,251
Warrant liability	—	38,400
License payable, non-current portion	55,345	55,345
Operating lease liabilities, non-current	29,860	7,143
Other liabilities	681	893
Temporary equity
Series A convertible redeemable preferred stock, $0.0001 par value per share; 31,983,034 shares authorized as of December 31, 2025; 23,119,001 shares issued and outstanding as of December 31, 2025; liquidation preference of $423,540 as of December 31, 2025	—	288,129
Series A-1 convertible redeemable preferred stock, $0.0001 par value per share; 28,016,966 shares authorized, issued and outstanding as of December 31, 2025; liquidation preference of $479,930,628 as of December 31, 2025	—	400,978
Series B convertible redeemable preferred stock, $0.0001 par value per share; 31,753,266 shares authorized as of December 31, 2025; 31,336,698 shares issued and outstanding as of December 31, 2025; liquidation preference $878,367,645 as of December 31, 2025	—	824,834
Shareholders' equity / Quantinuum (Cayman) equity
Quantinuum (Cayman) equity	—	173,652

Amounts may not sum due to rounding.	June 30, 2026	December 31, 2025
Preferred stock, $0.0001 par value per share; 20,000,000 shares authorized, as of June 30, 2026; no shares issued and outstanding as of June 30, 2026	—	—
Class A common stock, $0.0001 par value per share; 2,000,000,000 shares authorized as of June 30, 2026; 36,134,196 shares issued and outstanding as of June 30, 2026	3	—
Class B common stock, $0.0001 par value per share; 2,000,000,000 shares authorized as of June 30, 2026; 226,771,877 shares issued and outstanding as of June 30, 2026	23	—
Additional paid-in-capital	480,105	—
Accumulated other comprehensive (loss) income	(1,631)	—
Accumulated deficit	(65,418)	—
Total equity attributable to Quantinuum Inc. / Quantinuum (Cayman)	413,082	173,652
Non-controlling interest	2,592,272	—
Total equity	3,005,354	173,652
Total liabilities and equity	3,229,971	1,845,625

Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

Amounts may not sum due to rounding.	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	(733,113)	(87,406)
Adjustments to reconcile to net cash used for operating activities
Depreciation and amortization	18,460	14,851
Noncash lease expense	230	1,395
Sales under sales-type lease	—	(16,526)
Stock compensation expense	447,454	—
Loss on change in fair value of warrant liabilities	111,815	7,800
(Gain)/Loss on disposal and write down of assets	(10)	901
Interest expense	4	4
Foreign exchange (gain)/loss—net	62	(15)
Access to quantum computing hardware	4,648	2,991
Changes in operating assets and liabilities
Accounts receivable	1,690	1,843
Due from related parties	38	229
Other current assets	(11,082)	565
Net investment in leases	2,886	2,886
Prepayment to related parties, non-current	(14,136)	—
Other assets—net	472	1,516
Accounts payable	15,463	4,387
Due to related parties	(710)	(534)
Accrued liabilities	26,943	(746)
Other liabilities	(199)	79
Net cash used for operating activities	(129,085)	(65,780)
Cash flows from investing activities:
Capital expenditures	(39,177)	(37,721)
Net cash used for investing activities	(39,177)	(37,721)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,628,774	—
Common stock issuance costs	(23,534)	—
Withholding taxes paid on stock compensation	(91,984)	—
Net cash provided by financing activities	1,513,256	—
Effect of exchange rate changes on cash and cash equivalents	(951)	23
Net increase (decrease) in cash and cash equivalents	1,344,044	(103,478)
Cash and cash equivalents at beginning of period	762,642	172,343
Cash and cash equivalents at end of period	2,106,686	68,865
Non-cash investing and financing activities:
Unpaid purchases of property and equipment	9,227	8,348
Unpaid withholding taxes on stock compensation	38,692	—
Unpaid issuance costs	5,672	—
Value of shares issued via cashless warrant exercise	150,215	—

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit (Unaudited)
(dollars in thousands, except percentages)

Amounts may not sum due to rounding.	Three Months Ended June 30,	Six Months Ended June 30,
	2026	2025	2026	2025
Revenue, net	7,998	2,108	13,235	21,193
Cost of revenue	10,312	1,205	11,424	2,670
Amortization of acquired intangibles, cost of revenue portion¹	2,839	2,839	5,679	5,679
GAAP gross profit	(5,153)	(1,936)	(3,868)	12,844
GAAP gross margin	(64.4)%	(91.8)%	(29.2)%	60.6%
Add back: Equity compensation and related employer taxes²	6,573	—	6,573	—
Add back: Depreciation and amortization³	3,515	3,249	7,039	6,579
Adjusted gross profit	4,935	1,312	9,744	19,423
Adjusted gross margin	61.7%	62.3%	73.6%	91.6%

(1) Our condensed consolidated statements of operations present amortization of acquired intangibles as a single separate line and do not present a gross profit subtotal. The amount shown in this table is the portion of that line attributable to cost of revenue, allocated according to the assets to which it relates. Cost of revenue is presented as reported. The remaining portion is presented within research and development.
(2) Represents stock-based compensation expense and the related employer payroll taxes on equity vesting, in each case attributable to cost of revenue. Employer payroll taxes were 242 and 242 for the three and six months ended June 30, 2026, respectively, and 0 in the corresponding prior year periods. These amounts are a subset of the equity compensation and related employer taxes adjustment presented in the reconciliation of GAAP net loss.
(3) Represents depreciation of property and equipment and amortization of acquired intangible assets attributable to cost of revenue.

Reconciliation of GAAP Net Loss to Adjusted Net Loss, Adjusted EBITDA and Adjusted Earnings Per Share (Unaudited)
(dollars in thousands, except share and per share amounts)

Amounts may not sum due to rounding.	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Numerator
Net loss attributable to Quantinuum Inc.	(65,418)	N/A	(65,418)	N/A
Less: Net loss attributable to Quantinuum (Cayman) prior to the Transactions	(110,087)	N/A	(246,680)	N/A
Less: Net loss attributable to the non-controlling interest	(421,015)	N/A	(421,015)	N/A
GAAP net loss, as-converted¹	(596,520)	(56,917)	(733,113)	(87,406)
Add back: income tax expense	569	—	617	183
Equity compensation and related employer taxes²	464,587	—	464,587	—
IPO readiness, legal and other transaction costs³	10,620	—	19,801	—
Warrant fair value adjustment⁴	47,615	6,400	111,815	7,800
Loss on disposal and write down of assets	24	594	(10)	901
Adjusted pre-tax loss, fully distributed	(73,105)	(49,923)	(136,303)	(78,522)
Tax at assumed statutory rate⁵	0	0	0	0
Adjusted net loss, fully distributed	(73,105)	(49,923)	(136,303)	(78,522)
Interest income, net	(4,719)	(999)	(9,483)	(2,343)
Depreciation and other⁶	5,329	4,630	10,090	9,173
Amortization of acquired intangibles⁷	4,185	2,839	8,370	5,678
Adjusted EBITDA	(68,310)	(43,453)	(127,326)	(66,014)
Denominator⁸
Weighted-average Class A common shares outstanding, basic and diluted	33,914,995	N/A	33,914,995	N/A
Add: Common Units of Quantinuum Holdings	227,582,892	N/A	227,582,892	N/A
Adjusted shares, fully distributed, basic and diluted	261,497,887	N/A	261,497,887	N/A
Per share⁸
GAAP net loss per Class A common share, basic and diluted	(1.93)	N/A	(1.93)	N/A
Adjusted net loss per share, fully distributed, basic and diluted	(0.28)	n.m.	(0.52)	n.m.

(1) The as-converted basis includes the economic interests represented by Class A common stock and Common Units of Quantinuum Holdings as if all Common Units were exchanged for Class A common stock. It is used because Class A common stock represents a minority of the economic interest in Quantinuum Holdings.
(2) Represents non-cash compensation expense associated with equity-based awards, including expense recognized in connection with the Reorganization, together with the related employer payroll taxes on equity vesting. Employer payroll taxes were $17,127 and $17,127 for the three and six months ended June 30, 2026, respectively, and zero in the corresponding prior year periods. The stock-based compensation component agrees to the stock compensation expense line in the condensed consolidated statements of cash flows.
(3) Represents costs of the initial public offering, transaction costs, and the transition to public company reporting. These costs represent professional fees for advisory, legal, accounting, valuation and other professional or consulting services incurred related to the IPO. These costs are scoped by reference to their cause and have a defined end. They do not include the ongoing costs of operating as a public company.
(4) Represents the non-cash change in fair value of liability-classified warrants, which is driven by valuation inputs and accounting remeasurement rather than operating activity.
(5) Represents the tax effect of the adjusted pre-tax loss using the assumed statutory tax rate presented in the table.
(6) Represents total depreciation and amortization per our condensed consolidated statements of cash flows, less amortization of acquired intangibles shown separately below. Includes amortization of capitalized software.
(7) Represents total amortization of acquired intangible assets for the period and agrees to the amortization expense line in the condensed consolidated statements of operations.
(8) The denominator comprises Class A common stock and all Common Units of Quantinuum Holdings. Class B common stock is non-economic, carries voting rights only, and is cancelled upon exchange of the corresponding Common Units.
(9) GAAP net loss per Class A common share covers only the period from June 5, 2026, following the Transactions, while adjusted net loss per share, fully distributed, covers the full period presented. The two measures therefore are not calculated on the same period basis. No per share amounts are presented for periods prior to the Reorganization because the calculation would not produce values meaningful to users.